  As filed with the Securities and Exchange Commission on November 16, 1999

                                          REGISTRATION STATEMENT NO. 333-

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            -------------------------

                                SAFETY 1ST, INC.
             (Exact name of Registrant as specified in its charter)

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
            MASSACHUSETTS                                                    04-2836423
       (State of incorporation)                               (I.R.S. Employer Identification Number)


                               210 BOYLSTON STREET
                       CHESTNUT HILL, MASSACHUSETTS 02167
                                 (617) 964-7744
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)


       SAFETY 1ST, INC.--1993 INCENTIVE AND NONQUALIFIED STOCK OPTION PLAN
              SAFETY 1ST, INC.--1996 NONQUALIFIED STOCK OPTION PLAN
                            (Full Title of the Plan)

                          ----------------------------

                                MICHAEL I. LERNER
                             CHIEF EXECUTIVE OFFICER
                                SAFETY 1ST, INC.
                               210 BOYLSTON STREET
                       CHESTNUT HILL, MASSACHUSETTS 02167
                                 (617) 964-7744

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                          ----------------------------

                                 WITH A COPY TO:
                              STUART M. CABLE, P.C.
                           GOODWIN, PROCTER & HOAR LLP
                                 EXCHANGE PLACE
                                BOSTON, MA 02109
                                 (617) 570-1000

                          -----------------------------
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                                           CALCULATION OF REGISTRATION FEE

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 Title of Securities Being         Amount to be           Proposed Maximum          Proposed Maximum          Amount of
         Registered               Registered(1)       Offering Price Per Share  Aggregate Offering Price  Registration Fee
----------------------------------------------------------------------------------------------------------------------------
Common Stock, par value              376,400                  $2.88(2)             $1,084,032(2)              $1,113
$.01 per share                         1,000                   3.00(2)                  3,000(2)
                                      58,500                   5.37(2)                314,145(2)
                                     248,776                   6.50(2)              1,617,044(2)
                                       7,500                   7.06(2)                 52,950(2)
                                         200                   8.50(2)                  1,700(2)
                                      20,000                  10.00(2)                200,000(2)
                                     102,478                   7.13(3)                730,669(3)
============================================================================================================================
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(1)      Plus such additional number of shares as may be issued in the event of a stock dividend, stock split, split-up, recapitalization or other similar event.
(2)      This estimate is made pursuant to Rule 457(h) under the Securities Act of 1933, as amended ("the Securities Act"), solely for purposes of determining the registration fee and is based upon the price at which outstanding options may be exercised.
(3)      This estimate is based on the average of the high and low sales prices of the Registrant's common stock as reported on the Nasdaq National
         Market on November 12, 1999 pursuant to Rule 457(c) and (h) under the
         Securities Act solely for purposes of determining the registration fee.

================================================================================


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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        Safety 1st, Inc. (the "Company") hereby incorporates by reference the documents listed in (a) through (d) below, which were previously filed with the Securities and Exchange Commission (the "Commission").

        (a) The Company's Annual Report on Form 10-K for the fiscal year ended January 2, 1999;

        (b) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended April 3, 1999;

        (c) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended July 3, 1999;

        (d) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended October 2, 1999; and

        (e) The Company's Registration Statement on Form 10, filed with the Commission on March 22, 1993 (File No. 0-21404) under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which contains a description of the Company's Common Stock.

        In addition, all documents subsequently filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.


Item 4. DESCRIPTION OF SECURITIES.

     Not Applicable.


Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not Applicable.


Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.


        Section 67 of the Massachusetts Business Corporation Law ("MBCL") provides that a corporation may indemnify its directors, officers, employees and other agents, and persons who serve at its request as directors, officers, employees or other agents of another organization or who may serve at its request in any capacity with respect to any employee benefit plan, to the extent specified in or authorized by (i) its articles of organization, (ii) a by-law adopted by the stockholders or (iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors.

        The Company's Restated Articles of Organization, as amended (the "Charter"), provide that each officer and director of the Company shall be indemnified by the Company against all expenses incurred by such person in connection with each proceeding in which such person is involved as a result of such person's service as an officer or director of the Company or, at the request of the Company, as a director, officer, employee or agent of any other organization. No indemnification shall be provided to an officer or director with respect to a matter as to which it shall have been adjudicated in any proceeding that such person did not act in good faith in the reasonable belief that his or her action was in the best interests of the Company. In the event that a proceeding is compromised or settled so as to impose any liability or obligation upon an officer or director or upon the Company, no indemnification shall be provided to such officer or director with respect to a matter if the Company has obtained an opinion of counsel that with respect to such matter the officer or director did not act in good faith in the reasonable belief that his or her action was in the best interests of the Company. To the extent authorized by the Board of Directors or the stockholders, the Company may advance expenses prior to the final disposition of a proceeding, upon receipt of an undertaking by the officer or director to repay the amount of such indemnification if it shall be established that such person is not entitled to indemnification by an adjudication or by an opinion of counsel as provided above.

        In addition, the Company's Charter provides that the Company's directors shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except that such provisions shall not eliminate the liability of a director (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii)

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for violations of Section 61 or Section 62 relating to liability for authorizing illegal distributions and liability for certain loans or (iv) for any transaction from which the director derived an improper personal benefit.

        The Company has obtained a directors' and officers' liability insurance policy that insures directors and officers of the Company against losses (above a deductible amount) arising from certain claims made against them by reason of certain acts done or attempted by such directors or officers, but only if the Company is required or permitted to indemnify such directors or officers for such losses under statutory or common law or under provisions of the Company's Charter or By-Laws.

        The foregoing provisions and agreements may reduce the legal remedies available to the Company and its stockholders against the Company's directors and officers.

        See "Item 9, Undertakings" for a description of the Commission's position regarding such indemnification provisions.


Item 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.


Item 8. EXHIBITS.

        The following is a complete list of exhibits filed or incorporated by reference as part of this registration statement.

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EXHIBITS
--------
  5.1 Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered.
 23.1  Consent of Goodwin, Procter & Hoar LLP (included in Exhibit 5.1 hereto).
 23.2  Consent of Grant Thornton LLP, independent certified public accountants.
 24.1  Powers of Attorney (included on the signature page hereto).
 99.1 1993 Incentive and Nonqualified Stock Option Plan (Incorporated by reference to Exhibit 10.8 to the Company's Registration Statement on Form S-1).
 99.2  1996 Nonqualified Stock Option Plan (Incorporated by reference to
       Exhibit 10.16 to the Company's Quarterly Report on Form 10-Q for the period ended September 30, 1996).
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Item 9. UNDERTAKINGS.

        (a)    The undersigned registrant hereby undertakes:

                      (1) To file, during any period in which offers or sales
               are being made, a post-effective amendment to this registration statement:

                             (i) To include any prospectus required by Section
                      10(a)(3) of the Securities Act.

                             (ii) To reflect in the prospectus any facts or
                      events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                             (iii) To include any material information with
                      respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.


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                      (2) That, for the purpose of determining any liability
               under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                      (3) To remove from registration by means of a
               post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
               Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chestnut Hill, Commonwealth of Massachusetts, on October 30, 1999.

                                           SAFETY 1ST, INC.


                                           By:   /s/ Michael I. Lerner
                                                 -------------------------------
                                           Name:   Michael I. Lerner
                                           Title:  Chief Executive Officer


                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of Safety 1st, Inc., hereby severally constitute and appoint Michael
I. Lerner, our true and lawful attorney-in-fact with full power to sign for us and in our names in the capacities indicated below, the registration statement filed herewith and any and all amendments to said registration statement, and generally to do all such things in our names and in our capacities as officers and directors to enable Safety 1st, Inc. to comply with the provisions of the Securities Act of 1933 and all requirements of the Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys to said registration statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

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              SIGNATURE                             CAPACITY                             DATE
              ---------                            --------                             ----

/s/ Michael I. Lerner                Chief Executive Officer and Director        October 30, 1999
----------------------------------   (Principal Executive Officer)
Michael I. Lerner


/s/ Michael S. Bernstein             Executive Vice President and                November 5, 1999
----------------------------------   Director
Michael S. Bernstein


/s/ Mark Owens                       Director                                    October 28, 1999
----------------------------------
Mark Owens


/s/ John D. Howard                   Director                                    October 30, 1999
----------------------------------
John D. Howard


/s/ Frank Haydu                      Director                                    October 30, 1999
----------------------------------
Frank Haydu


/s/ Joseph S. Driscoll               Chief Financial Officer                     November 8, 1999
----------------------------------   (Principal Accounting Officer)
Joseph S. Driscoll
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                                  EXHIBIT INDEX

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EXHIBIT NO.                           DESCRIPTION
-----------                           -----------
    5.1 Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered.
   23.1 Consent of Goodwin, Procter & Hoar LLP (included in Exhibit 5.1 hereto).
   23.2 Consent of Grant Thornton LLP, independent certified public accountants.
   24.1       Powers of Attorney (included on the signature page hereto).
   99.1 1993 Incentive and Nonqualified Stock Option Plan (Incorporated by reference to Exhibit 10.8 to the Company's Registration Statement on Form S-1).
   99.2 1996 Nonqualified Stock Option Plan (Incorporated by reference to Exhibit 10.16 to the Company's Quarterly Report on Form 10-Q for the period ended September 30, 1996).
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